Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP ANTICIPATES	LOWER
FIRST QUARTER NET INCOME AND EARNINGS PER SHARE
OLNEY, MARYLAND, April 13, 2007 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today said that based on a preliminary review of its financial results for the first quarter ended March 31, 2007, it anticipated net income would amount to approximately $7.5 million ($.49 per diluted share) compared to $8.3 million ($.56 per diluted share) for the first quarter of 2006. Net income for the quarter will include after-tax merger costs of $.4 million ($.02 per diluted share) related to the acquisition of Potomac Bank of Virginia, which was closed on February 15, 2007.
Sandy Spring Bancorp will report detailed results for the first quarter on Tuesday, April 17 prior to the market opening. The Company’s management will host a conference call to discuss its first quarter results the same day at 2:00 P.M. (ET). A live Web cast of the conference call will be available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.
For additional information or questions, please contact:
Hunter R. Hollar, President & Chief Executive Officer, or
Philip J. Mantua, Executive V.P. & Chief Financial Officer
1-800-399-5919

E-mail:	HHollar@sandyspringbank.com PMantua@sandyspringbank.com
Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include statements of goals, intentions, earnings expectations, and other expectations. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results.